UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2007

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On April 9, 2007, the Registrant announced subscriber activity for the first quarter ended March 31, 2007, and scheduled its earnings release and conference call to discuss results. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01  Other Events

On April 9, 2007, the Registrant announced a private offering of $475 million of senior secured notes to repurchase existing notes and pay a special cash dividend to common stockholders.  A copy of the press release is attached hereto as Exhibit 99.2.

On April 9, 2007, the Registrant announced that it had commenced a cash tender offer and consent solicitation for any and all of its 11 1/2% Senior Notes due 2012 and 11 3/8% Senior Notes due 2012.  A copy of the press release is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1  Press Release by iPCS, Inc., dated April 9, 2007, announcing subscriber activity for the first quarter ended March 31, 2007, and scheduling its earnings release and conference call to discuss results.

99.2  Press Release by iPCS, Inc., dated April 9, 2007, announcing a private offering of $475 million of senior secured notes to repurchase existing notes and pay a special cash dividend to common stockholders.

99.3  Press Release by iPCS, Inc., dated April 9, 2007, announcing the commencement of a cash tender offer and consent solicitation for any and all of its 11 1/2% Senior Notes due 2012 and 11 3/8% Senior Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: April 9, 2007
	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

99.1  Press Release by iPCS, Inc., dated April 9, 2007, announcing subscriber activity for the first quarter ended March 31, 2007, and scheduling its earnings release and conference call to discuss results.

99.2  Press Release by iPCS, Inc., dated April 9, 2007, announcing a private offering of $475 million of senior secured notes to repurchase existing notes and pay a special cash dividend to common stockholders.

99.3  Press Release by iPCS, Inc., dated April 9, 2007, announcing the commencement of a cash tender offer and consent solicitation for any and all of its 11 1/2% Senior Notes due 2012 and 11 3/8% Senior Notes due 2012.